Exhibit 10.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (this “Amendment”) is entered into effective as of January 31, 2025, by and between WSCG, Inc., a Wyoming corporation (“Buyer”), HUMBL, Inc., a Delaware corporation (“Seller”), and WSCG HUMBL SPV, a series of SPV Mgmt LLC, a Delaware limited liability company (“Holding Company”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement (as defined below). Buyer, Seller and Holding Company are sometimes referred to herein collectively as the “Parties”.

A. The Parties entered into that certain Asset Purchase Agreement dated December 2, 2024 (the “Purchase Agreement”).

B. The Parties have agreed to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Use of Business Name. Section 4.2.2 of the Purchase Agreement is deleted in its entirety and replaced with the following:

“Use of Business Name. Within 120 days of the Closing Date, Seller will apply to FINRA to change its name from HUMBL, Inc., and within 60 days of the Closing Date, Seller will cease using the brand name HUMBL and any associated trademarks or other intellectual property.”

3. Other Terms Unchanged. The Purchase Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Purchase Agreement after the date of this Amendment is deemed to be a reference to the Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Purchase Agreement, the terms of this Amendment shall control.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

5. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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